EXHIBIT 99.1
News Release

Weatherford Ireland Succeeds Weatherford Switzerland
as Weatherford Parent Company

GENEVA, Switzerland, June 17, 2014 - PRNewswire/ - Weatherford International plc, formed in Ireland (NYSE / SIX: WFT), announced today that the shareholders of its predecessor company Weatherford International Ltd., formed in Switzerland, have approved changing its place of incorporation from Switzerland to Ireland. This action was taken at an Extraordinary General Meeting of Shareholders held yesterday at which the proposal was overwhelmingly approved by over 98% of the shareholders voting. Earlier today, Weatherford Switzerland merged into Weatherford Ireland, which has now become the parent of the Weatherford International group of companies.

With the completion of the merger mentioned above, the parent company of the Weatherford International group of companies continues to be subject to U.S. Securities and Exchange Commission (“SEC”) reporting requirements as well as the rules of the New York Stock Exchange (the “NYSE”), and its ordinary shares will be exclusively listed on the NYSE under the symbol “WFT.” As previously announced, Weatherford’s shares have been delisted from the NYSE Euronext Paris, and Weatherford also expects to delist its shares from the SIX Swiss Exchange on or about June 19, 2014.

For full details of the change in place of incorporation, please refer to Weatherford’s proxy statement/prospectus regarding the Extraordinary General Meeting of Shareholders filed with the SEC on April 17, 2014.

About Weatherford

Weatherford is one of the largest multinational oilfield service companies. Weatherford’s product and service portfolio spans the lifecycle of the well, and includes formation evaluation, well construction, completion and production. Weatherford provides innovative solutions, technology and services to the oil and gas industry, and operates in over 100 countries currently employing more than 60,000 people worldwide.

About Weatherford

Weatherford is one of the largest multinational oilfield service companies. Weatherford’s product and service portfolio spans the lifecycle of the well, and includes formation evaluation, well construction, completion and production. Weatherford provides innovative solutions, technology and services to the oil and gas industry, and operates in over 100 countries currently employing more than 60,000 people worldwide.

Weatherford Contacts:

Krishna Shivram +1.713.836.4610
Executive Vice President and Chief Financial Officer

Karen David-Green +1.713.836.7430
Vice President - Investor Relations

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements are generally identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “budget,” “intend,” “strategy,” “plan,” “may,” “should,” “could,” “will,” “would,” and “will be,” and similar expressions, although not all forward-looking statements contain these identifying words. Such statements are based upon the current beliefs of Weatherford’s management, and are subject to significant risks, assumptions and uncertainties. These risks and uncertainties include, but are not limited to: the ability to complete the merger and related transactions to change the legal domicile of Weatherford; realizing the expected benefits from such change; the tax effects of the change of jurisdiction of incorporation (including our maintaining Swiss tax residency), including as it relates to the merger and other transactions contemplated thereby; and Weatherford’s ability to obtain the necessary approvals and consents to the merger, including the approval of applicable Swiss authorities. Should one or more of these risks or uncertainties materialize, or underlying assumptions prove incorrect, actual results may vary materially from those indicated in our forward-looking statements. Readers are also cautioned that forward-looking statements are only predictions and may differ materially from actual future events or results. Forward-looking statements also are affected by the risk factors described in Weatherford’s Annual Report on Form 10-K (as amended) for the year ended December 31, 2013, and those set forth from time to time in other filings with the SEC. We undertake no obligation to correct or update any forward-looking statement, whether as a result of new information, future events, or otherwise, except to the extent required under U.S. federal securities laws.